UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    May 17, 2005

Bar Harbor Bankshares
(Exact Name of Registrant as Specified in Its Charter)

Maine
(State or Other Jurisdiction of Incorporation)

841105-D (Commission File Number)	01-0393663 (IRS Employer Identification No.)

P.O. Box 400
Main Street, Bar Harbor, ME                                                                         04609-0400
(Address of Principal Executive Offices)                                                                 (Zip Code)

(207) 288-3314
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(d): Election of Director

On May 17, 2005, the Bar Harbor Bankshares Board of Directors (the "Board") elected Ms. Lauri E. Fernald and Mr. Clyde H. Lewis as directors of the Company effective June 21, 2005.

Ms. Fernald is a resident of Somesville, Maine and is Co-owner and Licensed Funeral Director of Jordan-Fernald Funeral Homes. Mr. Lewis is a resident of Sullivan, Maine and is President and General Manager of Morrison Chevrolet. Both Ms. Fernald and Mr. Lewis were recommended by the Company’s Governance Committee for election as directors. The Board believes that both Ms. Fernald and Mr. Lewis satisfy the standards of independence set forth in the American Stock Exchange listing standards. There is no arrangement or understanding pursuant to which Ms. Fernald or Mr. Lewis was elected as a director, and there are no related party transactions between either Ms. Fernald or Mr. Lewis with the Company.

Ms. Fernald will serve on the Company’s Audit Committee as well as its Compensation and Human Resources Committee. Mr. Lewis will become a member of the Loan Committee of the Company’s wholly owned subsidiary, Bar Harbor Bank & Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2005

BAR HARBOR BANKSHARES

/s/Gerald Shencavitz

Gerald Shencavitz
Chief Financial Officer and Treasurer